Exhibit 99.2

Contact:	FOR RELEASE:
Richard E. Moran Jr.	July 24, 2006
Executive Vice President
and Chief Financial Officer
(310) 481-8483
or
Tyler H. Rose
Senior Vice President
and Treasurer
(310) 481-8484

KILROY REALTY CORPORATION REPORTS

SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES, July 24, 2006 – Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its second quarter ended June 30, 2006 with net income available for common stockholders of $18.0 million, or $0.58 per share, compared to a net loss of $1.6 million, or $0.05 per share, in the second quarter of 2005. Revenues from continuing operations in the second quarter totaled $73.5 million, up from $60.2 million in the prior year’s second quarter. Funds from operations (FFO) for the period totaled $37.6 million, or $1.11 per share, compared to $14.7 million, or $0.45 per share, in the year-earlier period.

For the first six months of 2006, KRC reported net income available to common stockholders of $31.5 million, or $1.04 per share, compared to $11.8 million, or $0.41 per share, in the first half of 2005. Revenues from continuing operations in the six-month period totaled $136.5 million, up from $119.6 million in the same period of 2005. FFO in the first half of 2006 totaled $64.4 million, or $1.94 per share, compared to $40.9 million, or $1.26 per share, in first half of 2005. Second quarter and year-to-date results include $9.8 million, or $0.29 per share, related to an early lease termination at an industrial property in Orange County.

All per-share amounts in this report are presented on a diluted basis.

“Southern California commercial real estate markets remain robust, particularly in the coastal submarkets where KRC operates,” said John B. Kilroy, Jr., the company’s president and chief executive officer. “Occupancy in our stabilized portfolio is now above 97% and we continue to expand our successful development and redevelopment programs in San Diego and Los Angeles.”

KRC currently has four projects under development, all located in high growth submarkets of San Diego. The four projects encompass seven buildings totaling approximately one million rentable square feet and are 86% preleased. In the aggregate, these projects represent a total estimated investment of approximately $311 million, of which $112 million has been spent to date. KRC has one project in redevelopment in Los Angeles County with a total estimated incremental investment of approximately $13 million.

Earnings guidance for 2006 will be discussed by KRC management during the company’s July 25, 2006 earnings conference call. The call will begin at 11:00 a.m. PDT and last approximately one hour. Those interested in listening via the Internet can access the conference call at www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (800) 435-1398, reservation #98837909. A replay of the conference call will be available via phone through August 5, 2006 at (888) 286-8010, reservation #39030188 or via the Internet at the company’s website.

Some of the information presented in this release is forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995. Although Kilroy Realty Corporation believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from Kilroy Realty’s expectations are set forth as risk factors in the company’s Securities and Exchange Commission reports and filings. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; Kilroy Realty’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs, including utility costs; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; its ability to complete current and future development projects on schedule and on budget; the demand for office space in markets in which Kilroy Realty has a presence; and risks detailed from time to time in the company’s SEC reports, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Many of these factors are beyond Kilroy Realty’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, Kilroy Realty claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Kilroy Realty Corporation, a member of the S&P Small Cap 600 Index, is a Southern California-based real estate investment trust active in the office and industrial property sectors. For more than 50 years, the company has owned, developed, acquired and managed real estate assets primarily in the coastal regions of California and Washington. Kilroy Realty currently has an in-process development and redevelopment pipeline of approximately 1.1 million square feet in Los Angeles and San Diego counties. At June 30, 2006, the company owned 7.8 million rentable square feet of commercial office space and 4.4 million rentable square feet of industrial space. More information is available at www.kilroyrealty.com.

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KILROY REALTY CORPORATION

SUMMARY QUARTERLY RESULTS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Revenues from continuing operations	$73,450	$60,198	$136,543	$119,616
Revenues including discontinued operations	$73,450	$60,556	$136,929	$121,391
Net income (loss) available for common stockholders (1)	$17,975	$(1,636)	$31,502	$11,788
Weighted average common shares outstanding - basic	31,049	28,739	30,249	28,648
Weighted average common shares outstanding - diluted	31,172	28,739	30,394	28,798
Net income (loss) per share of common stock - basic	$0.58	$(0.05)	$1.04	$0.41
Net income (loss) per share of common stock - diluted	$0.58	$(0.05)	$1.04	$0.41
Funds From Operations (2), (3)	$37,630	$14,695	$64,416	$40,946
Weighted average common shares/units outstanding - basic (4)	33,689	32,458	33,102	32,439
Weighted average common shares/units outstanding - diluted (4)	33,812	32,594	33,247	32,589
Funds From Operations per common share/unit - basic (4)	$1.12	$0.45	$1.95	$1.26
Funds From Operations per common share/unit - diluted (4)	$1.11	$0.45	$1.94	$1.26
Common shares outstanding at end of period			32,092	28,900
Common partnership units outstanding at end of period			2,626	3,717

Total common shares and units outstanding at end of period			34,718	32,617

			June 30, 2006	June 30, 2005
Stabilized portfolio occupancy rates:
Los Angeles			93.7%	92.4%
Orange County			99.0%	98.5%
San Diego			99.5%	94.3%
Other			92.7%	93.0%

Weighted average total			97.4%	95.2%
Total square feet of stabilized properties owned at end of period:
Office			7,847	7,607
Industrial			4,423	4,358

Total			12,270	11,965

(1)	Net income after minority interests.

(2)	Reconciliation of Net Income to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding assuming conversion of all common limited partnership units outstanding.

KILROY REALTY CORPORATION CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30, 2006	December 31, 2005
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$320,778	$321,988
Buildings and improvements	1,481,215	1,494,958
Undeveloped land and construction in progress	189,558	137,025

Total real estate held for investment	1,991,551	1,953,971
Accumulated depreciation and amortization	(425,708)	(416,597)

Total real estate assets, net	1,565,843	1,537,374
Cash and cash equivalents	8,583	3,881
Restricted cash	614	703
Current receivables, net	3,951	5,759
Deferred rent receivables, net	58,579	55,048
Note receivable	11,155	11,213
Deferred leasing costs and other related intangibles, net	49,108	50,074
Deferred financing costs, net	6,396	5,256
Prepaid expenses and other assets	9,533	5,166

TOTAL ASSETS	$1,713,762	$1,674,474

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt	$465,562	$473,282
Unsecured senior notes	144,000	144,000
Unsecured line of credit	202,000	225,000
Accounts payable, accrued expenses and other liabilities	60,203	134,558
Accrued distributions	19,610	17,856
Rents received in advance, tenant security deposits and deferred revenue	43,297	36,410

Total liabilities	934,672	1,031,106

MINORITY INTERESTS:
7.45% Series A Cumulative Redeemable Preferred unitholders	73,638	73,638
Common unitholders of the Operating Partnership	44,199	50,462

Total minority interests	117,837	124,100

STOCKHOLDERS’ EQUITY:
7.80% Series E Cumulative Redeemable Preferred stock	38,425	38,425
7.50% Series F Cumulative Redeemable Preferred stock	83,157	83,157
Common stock	321	289
Additional paid-in capital	664,860	523,609
Deferred compensation	—	(1,998)
Distributions in excess of earnings	(125,510)	(124,214)

Total stockholders’ equity	661,253	519,268

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,713,762	$1,674,474

KILROY REALTY CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
REVENUES:
Rental income	$57,133	$53,700	$113,706	$107,212
Tenant reimbursements	6,356	6,095	11,939	11,781
Other property income	9,961	403	10,898	623

Total revenues	73,450	60,198	136,543	119,616

EXPENSES:
Property expenses	10,913	9,996	21,089	19,329
Real estate taxes	4,766	4,410	9,569	8,755
Provision for bad debts	56	272	581	1,408
Ground leases	474	443	993	848
General and administrative expenses	4,714	16,790	9,649	22,814
Interest expense	11,208	9,563	23,179	18,964
Depreciation and amortization	18,294	16,669	35,924	33,249

Total expenses	50,425	58,143	100,984	105,367

OTHER INCOME AND EXPENSE:
Interest and other income	231	54	483	111
Net settlement receipts (payments) on interest rate swaps	254	62	448	(40)
(Loss) gain on derivative instruments	(179)	(280)	(255)	364

Total other income and expense	306	(164)	676	435

Income from continuing operations before minority interests	23,331	1,891	36,235	14,684
Minority interests:
Distributions on Cumulative Redeemable
Preferred units	(1,397)	(1,397)	(2,794)	(2,794)
Minority interest in (earnings) loss of Operating Partnership attributable to continuing operations	(1,557)	245	(2,414)	(825)

Total minority interests	(2,954)	(1,152)	(5,208)	(3,619)

Income from continuing operations	20,377	739	31,027	11,065
Discontinued operations:
Revenues from discontinued operations	—	358	386	1,775
Expenses from discontinued operations	—	(344)	(214)	(1,298)
Net gain on disposition of discontinued operations	—	—	5,655	5,779
Minority interest in loss (earnings) of Operating Partnership attributable to discontinued operations	—	13	(548)	(729)

Total income from discontinued operations	—	27	5,279	5,527

Net income	20,377	766	36,306	16,592
Preferred dividends	(2,402)	(2,402)	(4,804)	(4,804)

Net income (loss) available for common stockholders	$17,975	$(1,636)	$31,502	$11,788

Weighted average shares outstanding - basic	31,049	28,739	30,249	28,648
Weighted average shares outstanding - diluted	31,172	28,739	30,394	28,798
Net income (loss) per common share - basic	$0.58	$(0.05)	$1.04	$0.41

Net income (loss) per common share - diluted	$0.58	$(0.05)	$1.04	$0.41

KILROY REALTY CORPORATION FUNDS FROM OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2006	Three Months Ended June 30, 2005	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Net income (loss) available for common stockholders	$17,975	$(1,636)	$31,502	$11,788
Adjustments:
Minority interest in earnings (loss) of Operating Partnership	1,557	(258)	2,962	1,554
Depreciation and amortization	18,098	16,589	35,607	33,383
Net gain on disposition of discontinued operations	—	—	(5,655)	(5,779)

Funds From Operations (1), (2)	$37,630	$14,695	$64,416	$40,946

Weighted average common shares/units outstanding - basic	33,689	32,458	33,102	32,439
Weighted average common shares/units outstanding - diluted	33,812	32,594	33,247	32,589
Funds From Operations per common share/unit - basic	$1.12	$0.45	$1.95	$1.26

Funds From Operations per common share/unit - diluted	$1.11	$0.45	$1.94	$1.26

(1)	Management believes that Funds From Operations (“FFO”) is a useful supplemental measure of the Company’s operating performance. The Company computes FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Other real estate investment trusts (“REITs”) may use different methodologies for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other REITs.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective on operating performance not immediately apparent from net income. In addition, management believes that FFO provides useful information to the investment community about the Company’s operating performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs that could materially impact the Company’s results of operations.

(2)	Reported amounts are attributable to common shareholders and common unitholders.